EXHIBIT 10.3

                               AMENDMENT AGREEMENT

         THIS AMENDMENT AGREEMENT (this "AGREEMENT"), dated as of November 12, 2004, is made by and among Lifestream Technologies, Inc., a Nevada corporation, with headquarters located at 510 West Clearwater Loop, Suite 101, Post Falls, Idaho 83854 (the "COMPANY"), and RAB Special Situations LP, a Delaware limited partnership ("RAB").

         WHEREAS:

         A. The Company and Capital South Financial Services, Inc. ("CAPITAL SOUTH") previously have entered into, among other things, (i) that certain Loan and Security Agreement dated as of June 18, 2002 (the "ORIGINAL COMPANY LOAN AGREEMENT") and (ii) that certain Loan and Security Agreement dated as of May 1, 2003, which amended the Original Company Loan Agreement (the "EXISTING COMPANY LOAN AGREEMENT"), pursuant to which, among other things, Capital South made financial accommodations available to the Company, subject to the terms and conditions set forth therein.

         B. Lifestream Diagnostics, Inc., a wholly-owned subsidiary of the Company (the "SUBSIDIARY") and Capital South previously have entered into, among other things, (i) that certain Loan and Security Agreement dated as of June 18, 2002 (the "ORIGINAL SUBSIDIARY LOAN AGREEMENT") and (ii) that certain Loan and Security Agreement dated as of May 1, 2003, which amended the Original Subsidiary Loan Agreement (the "EXISTING SUBSIDIARY LOAN Agreement"), pursuant to which, among other things, Capital South made financial accommodations available to the Subsidiary, subject to the terms and conditions set forth therein.

         C. RAB and Capital South previously have entered into that certain Master Assignment and Assumption Agreement dated as of November 8, 2004 (the "ASSIGNMENT AGREEMENT"), pursuant to which, among other things, Capital South sold and assigned to RAB of all Capital South's right, title and interest in, to and under the Original Company Loan Agreement, the Existing Company Loan Agreement, the Original Subsidiary Loan Agreement, the Existing Subsidiary Loan Agreement and all other agreements, promissory notes, instruments, financial statements and documents executed in connection with any of the foregoing (collectively, the "EXISTING LOAN DOCUMENTS").

         D. The Company and the Subsidiary have requested that RAB amend and restate in their entirety each of the Original Company Loan Agreement, the Existing Company Loan Agreement, the Original Subsidiary Loan Agreement and the Existing Subsidiary Loan Agreement pursuant to a single Amended and Restated Loan and Security Agreement by and among RAB, the Company and the Subsidiary (the "AMENDED LOAN AGREEMENT"), pursuant to which, among other things, RAB would make certain additional financial accommodations available to the Company and the Subsidiary, subject to the terms and conditions set forth in the Amended Loan Agreement, and RAB has agreed to such request.

         E. The obligations of the Company and the Subsidiary to repay its obligations under the Amended Loan Agreement will be evidenced by an amended and substituted secured promissory note of Lifestream (the "AMENDED Note"), which

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shall issued by the Company and the Subsidiary to RAB in substitution for the current secured promissory note of the Company and the Subsidiary under the Existing Loan Documents (the "ORIGINAL NOTE").

         F. The Amended Loan Agreement shall be substantially in the form of the Amended Loan Agreement attached hereto as Exhibit A (the "FORM OF AMENDED LOAN AGREEMENT"), while the Amended Note shall be substantially in the form of the Amended Note attached hereto as Exhibit B (the "FORM OF AMENDED NOTE").

         G. In connection with the entering into of the Amended Loan Agreement, the Company has agreed to pay a commitment fee to RAB in the amount of $500,000 (the "COMMITMENT FEE"), such Commitment Fee being payable by the Company's issuance of its Convertible Term Note (the "COMMITMENT NOTE"), all as more particularly set forth in the form of Commitment Note attached hereto as Exhibit C (the "FORM OF COMMITMENT NOTE").

         H. The Commitment Note is (i) payable, at the option of the Company, in shares of the Company's Common Stock ("the "PAYMENT SHARES") and (ii) convertible, at the option of RAB, into shares of the Company's Common Stock (the "CONVERSION SHARES").

         I. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit D (the "FORM OF REGISTRATION RIGHTS AGREEMENT" and, as executed, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder, and applicable state securities laws.

         J. In connection with the entering into of the Amended Loan Agreement, the Company has agreeD to make certain adjustments in the conversion price of certain Outstanding Equivalents (as defined herein)of the Company, each according to the terms and conditions set forth herein.

         K. The issuance of the Commitment Note, the Payment Shares and the Conversion Shares are being made in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act.

         L. The transactions contemplated by the Amended Loan Agreement represent commercial transactions and not investments and not transactions in securities for purposes of any securities laws.

         NOW THEREFORE, the Company and RAB hereby agree as follows:

         1. CLOSING.

                  a. The Closing Date. The date of the closing of the transaction contemplated by this Agreement (the "CLOSING") shall be November 12, 2004, subject to satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 of this Agreement (or such later Business Day as is mutually


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agreed to by the Company and RAB) (such date, the "CLOSING DATE"). "BUSINESS
DAY" means any day other than Saturday, Sunday or other day on which commercial banks in London and New York are authorized or required by law to remain closed.

                  b. Execution and Delivery of Agreements; Payment of First Advance; Issuance of Amended Note and Commitment Note. At the Closing, subject to satisfaction (or waiver) of the conditions set forth in Sections 5 and 6: (i) each party hereto shall execute and deliver, and the Company shall cause the Subsidiary to deliver, to RAB the Amended Loan Agreement; (ii) RAB shall pay and deliver to the Company and the Subsidiary the Initial Advance (as such term is defined in the Amended Loan Agreement); (iii) the Company shall issue and deliver, and shall cause the Subsidiary to deliver, to RAB the Amended Note;
(iv) the Company shall deliver to RAB the Commitment Note; and (v) the parties hereto shall execute and deliver the Registration Rights Agreement.

                  c. Return of Original Note. RAB shall deliver the Original Note to the Company no later than three (3) Business Days following the Closing.

                  d. Payment of Second Advance. RAB shall pay and deliver to the Company and the Subsidiary the Second Advance on the Second Advance Closing Date (as such terms are defined in the Amended Loan Agreement), subject to the satisfaction by the Company and the Subsidiary of all conditions precedent set forth in the Amended Loan Agreement. In the event that the Second Advance does not occur by the Second Advance Closing Date, the outstanding principal amount of the Commitment Note shall be reduced by the percentage set forth in the Commitment Note.

         2. RAB'S REPRESENTATIONS AND WARRANTIES.

         RAB represents and warrants that as of the date of this Agreement and as of the Closing Date:

                  a. Reliance on Exemptions. RAB understands that the Commitment Note, the Payment Shares and the Conversion Shares (collectively, the "SECURITIES") are being offered to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and RAB's compliance with, the representations, warranties, agreements, acknowledgments and understandings of RAB set forth herein in order to determine the availability of such exemptions and the eligibility of RAB to acquire the Securities. RAB further understands, however, that the transactions contemplated by the Amended Loan Agreement represent commercial transactions and not investments and not transactions in securities for purposes of any securities laws.

                  b. Information. RAB and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by RAB. RAB and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by RAB or its advisors, if any, or its representatives shall modify, amend or affect RAB's right to rely on the Company's representations and warranties contained in Section 3 below.

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

                  c. Transfer or Resale. RAB understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or RAB provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) ("RULE 144") or other applicable exemption from registration under the Securities Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities.

                  d. Legends. RAB understands that, until such time as the sale of the Securities has been registered under the Securities Act as contemplated by the Registration Rights Agreement, the certificates or other instruments evidencing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Payment Shares and the Conversion Shares (collectively, the "TRANSACTION SHARES") upon which it is stamped, if: (i) such securities are registered for sale under the Securities Act; (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form to the Company, to the effect that a public sale, assignment or transfer of such securities may be made without registration under the Securities Act; or (iii) such holder provides the Company with a representation letter in a generally acceptable form relating to the sale of the Common Shares pursuant to Rule 144. RAB acknowledges, covenants and agrees to sell any of such securities represented by a certificate(s) from which the legend has been removed only pursuant to: (i) a registration statement effective under the Securities Act; or
(ii) advice of counsel that such sale is exempt from registration required by
Section 5 of the Securities Act.

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

                  e. Authorization; Enforcement. This Agreement has been, and at the Closing the Amended Loan Agreement and the Registration Rights Agreement will be, executed and delivered on behalf of RAB, and upon such execution and delivery will be valid and binding agreements of RAB enforceable against RAB in accordance with their respective terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to RAB that as of the date of this Agreement and as of the Closing Date:

                  a. Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada and has the requisite corporate power and authorization to own its properties and to carry on its businesses as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under this Agreement, the Amended Loan Agreement, the Registration Rights Agreement, the Amended Note and the Commitment Note (collectively, the "TRANSACTION DOCUMENTS").

                  b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Amended Note and the Securities in accordance with the terms thereof;
(ii) the execution and delivery of Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Amended Note and the Securities, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders; and (iii) this Agreement has been, and at the Closing the Transaction Documents will be, duly executed and delivered by the Company and upon such execution and delivery will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

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

                  c. Capitalization. The authorized capital stock of the Company consists of (i) 750,000,000 shares of Common Stock, of which, as of the date of this Agreement, 209,968,735 shares were issued and outstanding and (ii) 15,000,000 shares of undesignated preferred stock, of which, as of the date of this Agreement, no shares were issued or outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company.

                  d. Issuance of Common Shares. The Securities are duly authorized and, upon issuance in accordance with the terms hereof and thereof, the Transaction Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and pursuant to similar provisions under applicable state securities laws.

                  e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) result in a violation of the Certificate of Incorporation or the By-laws of the Company;
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or right of "reset" (to the best of the Company's knowledge), right of first offer or right of refusal under, any agreement, indenture or instrument to which the Company is a party including, without limitation, any agreement with or instrument issued to HPC Capital Management or its affiliates; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market on which the Company's Common Stock is traded (the "PRINCIPAL MARKET") or by which any property or asset of the Company is bound or affected. The Company is not in violation of any term of or in default under its Certificate of Incorporation or By-laws. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                  f. Indebtedness of the Company. The Company has no debts, liabilities or obligations of any nature other than the Original Note (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due, collectively referred to as "INDEBTEDNESS") except for the Indebtedness set forth on the financial statement of the Company attached as Schedule A hereto.

                  g. Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its assets, free and clear of any Liens except immaterial Liens which would not reasonably be expected to adversely affect the use or value of such assets and the Lender's Liens (as defined in the Amended Loan Agreement). For purposes of this Agreement, the term "LIENS" means any mortgage, deed of trust, lien, security interest, pledge, lease, conditional


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

sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of every kind, excluding: (i) the security interests granted to RAB pursuant to the Existing Loan Documents; and (ii) any other valid security interest, lien or other encumbrance in the leased personal property set forth on Schedule B.

                  h. Seniority of Note. Upon issuance, the Commitment Note is not, and in the future shall not, be junior to any Indebtedness of the Company or any majority-owned subsidiary of the Company, excluding the amounts owed by the Company to: (i) RAB pursuant to the Amended Note; (ii) those lessors set forth on Schedule C that have a valid security interest in or lien on the leased personal property set forth on Schedule C, as the case may be; and (iii) such other creditors of the Company or other persons, if any, as may be permitted by RAB in writing in advance in their sole and absolute discretion.

                  i. Fair Consideration. The Company, having been fully involved in developing the transactions contemplated hereby, and having been advised by the Company's financial and legal advisors, is satisfied that the negotiations between the Company and RAB were conducted properly and were arm's length in nature and in good faith, and fair consideration for the Securities was obtained.

                  j. Acknowledgment. The Company acknowledges and agrees that RAB is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further represents to RAB that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and the representations and warranties made by RAB in Section 2 hereof. The Company acknowledges and agrees that RAB is not:
(i) an officer or director of the Company; or (ii) (A) in light of RAB's contractual limitations on beneficial ownership, a "beneficial owner" of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act) or (B) an "affiliate" of the Company (as defined in Rule 144(a) promulgated under the Securities Act).

                  k. No Consideration Paid. Other than the Commitment Fee, the Company has not paid any commission or remuneration, directly or indirectly, to any person in connection with the transactions contemplated by this Agreement.

                  l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Common Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

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

                  m. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to RAB as a result of RAB and the Company fulfilling their obligations under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and RAB's ownership of the Securities.

                  n. Material Nonpublic Information. Other than the terms of this Agreement and the transactions contemplated by this Agreement, all of which shall be publicly disclosed in the 8-K Filing (as defined in Section 4(f)), neither the Company nor any of its officers, directors, employees or agents have provided RAB with any material, nonpublic information.

         4. COVENANTS.

                  a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

                  b. Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain exemption for the Securities, for issuance to RAB at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to RAB on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                  c. Reporting Status. Until the later of the date on which (a) RAB shall have sold all of the Transaction Shares, and (b) the Commitment Note and the Outstanding Equivalents shall no longer remain outstanding (such period, the "REPORTING PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

                  d. Financial Information. The Company agrees to send the following to RAB during the Reporting Period: (i) within two (2) Business Days after the filing thereof with the SEC, unless available through the EDGAR system, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act; and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                  e. Listing. The Company shall promptly secure the listing of all of the Transaction Shares, to the extent required, on the Principal Market and each other national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all the Transaction Shares issued pursuant to this Agreement. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

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

                  f. Disclosure of Transactions and Other Material Information. On or before the second Business Day following the Closing Date, the Company shall file a Form 8-K describing the terms of the transactions contemplated by this Agreement in the form required by the Exchange Act, and attaching the Transaction Documents as exhibits to such filing (including all attachments, the "8-K FILING"). From and after the filing of the 8-K Filing with the SEC, RAB shall not be in possession of any material nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide RAB with any material nonpublic information regarding the Company from and after the filing of the 8-K Filing with the SEC without the express written consent of RAB. Subject to the foregoing, neither the Company nor RAB shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of RAB, to make any press release or other public disclosure with respect to such transactions: (i) in substantial conformity with the 8-K Filing and contemporaneously therewith; and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) RAB shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

                  g. Right of First Offer. In the event that, prior to the expiration of twelve (12) months following the Closing Date, the Company proposes to consummate a private placement of Common Stock or other securities (a "PRIVATE FINANCING") or enters into any agreement to do so, RAB shall have a right of first offer to consummate the Private Financing on the same terms as are proposed, within ten (10) days of written notice from the Company. Such written notice shall specify the terms and conditions of the Private Financing, including the name(s) of the proposed investor(s). In the event RAB does not exercise its right of first offer within such ten (10) day period, the right of first offer granted to Investor under this paragraph shall terminate and cease to be of any further force or effect. Until April 5, 2005, the right of first offer granted to Investor in this paragraph shall be subordinated to a right of first offer granted by the Company to HPC Capital Management or its affiliates. The right of first offer shall not apply to the issuance of Common Stock or other securities (i) to officers, directors and employees for compensatory purposes, (ii) in connection with strategic partnerships, acquisitions, mergers and acquisitions and other business combinations, (iii) in underwritten public offerings, (iv) upon the exercise or conversion of securities outstanding on the date of this Agreement, and (v) other transactions the primary purpose of which is not capital raising

                  h. Conversion Price of Outstanding Securities. As partial inducement to RAB for entering into this Agreement, the Company hereby agrees that the conversion price of the Outstanding Equivalents (as hereinafter defined) shall be reduced to $.05 per share for the balance of the conversion period thereof (the "MODIFIED CONVERSION PRICE"). For purposes of the preceding sentence, "OUTSTANDING EQUIVALENTS" shall mean the currently outstanding amended and restated unsecured notes dated May 12, 2003 in favor of RAB Special Situations LP and/or an affiliate, as applicable, in the current principal amount of $3,840,000. Upon the completion of any offering by the Company of shares of Common Stock or other securities, completed while the Outstanding


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

Equivalents remain outstanding, at a purchase price that is less than the Modified Conversion Price (each such offering, a "SUBSEQUENT OFFERING"), the Modified Conversion Price shall be subject to adjustment whereby such adjusted Modified Conversion Price shall be equal to the lesser of (i) the price per share of Common Stock or conversion price of securities that is the subject of such Subsequent Offering, or (ii) such other amount as may be agreed to in writing between the Company and RAB (each, a "SUBSEQUENT OFFERING CONVERSION PRICE"). Upon completion of any Subsequent Offering, RAB may elect to convert the Outstanding Equivalents at the applicable Subsequent Offering Conversion Price up to an amount of Common Stock not to exceed any contractual limitations on beneficial ownership applicable to the Outstanding Equivalents. Notwithstanding the foregoing, RAB shall be entitled to convert the Outstanding Equivalents into Common Stock at the Subsequent Offering Conversion Price on one occasion per Subsequent Offering, and if RAB converts less than all of the Outstanding Equivalents at the Subsequent Offering Price, than any remaining Outstanding Equivalents not so converted shall thereafter be convertible at the Modified Conversion Price. Promptly following the Closing, the Company shall cause amended Outstanding Equivalents to be issued to RAB Special Situations LP and/or an affiliate, as applicable, incorporating the terms set forth in this paragraph h. in a form reasonably satisfactory to RAB.

         5. CONDITIONS TO THE COMPANY'S OBLIGATIONS.

         The obligations of the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided, that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

                  a. RAB shall have executed the Amended Loan Agreement and Registration Rights Agreement and delivered the same to the Company; and

                  b. The representations and warranties of RAB contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and RAB shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by RAB at or prior to the Closing Date.

         6. CONDITIONS TO RAB'S OBLIGATIONS.

         The obligations of RAB at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided, that these conditions are for RAB's sole benefit and may be waived by RAB at any time in its sole discretion by providing the Company with prior written notice thereof:

                  a. The Company shall have executed, and shall have caused the Subsidiary to execute, the Amended Loan Agreement and the Amended Note, and delivered the same to RAB;

                  b. The Company shall have executed the Commitment Note and the Registration Rights Agreement, and delivered the same to RAB;

                  c. The Common Stock shall not have been suspended from trading on or delisted from the Principal Market;

                  d. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

                  e. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii) above (the "RESOLUTIONS"); and

                  f. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Note pursuant to this Agreement in compliance with such laws.

         7. INDEMNIFICATION.

         In consideration of RAB's execution and delivery of the Amended Loan Agreement and the Registration Rights Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless RAB and each other holder of the Amended Note and the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action and suits and from any claims, losses, costs, penalties, fees, liabilities and damages, and expenses actually suffered or actually paid by such Indemnitee in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated thereby, provided such Indemnitee notifies the Company of its claim for indemnification under this
Section 7 for such misrepresentation or breach of a representation or warranty on or before the date which is one (1) year after the date of this Agreement;
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated thereby; or (c) any cause of action, suit or claim brought or made against such Indemnitee (other than a cause of action, suit or claim which is (x) brought or made by the Company and (y) is not a shareholder derivative suit) and arising out of or resulting from: (i) the execution, delivery, performance or enforcement of the Transaction Documents; or (ii) solely the status of RAB or holder of the Amended Note or the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

8. GOVERNING LAW; MISCELLANEOUS.

                  a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby.

                  b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  e. Entire Agreement; Amendments. The Transaction Documents supersede all other prior oral or written agreements between RAB, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor RAB makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement, any Schedule or Exhibit, may be amended other than by an instrument in writing signed by the Company and RAB. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

                  f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) three (3) Business Days after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:                                           With a copy to:

     Lifestream Technologies, Inc.                                 Schneider Weinberger & Beilly LLP
     510 West Clearwater Loop, Suite 101                           2200 Corporate Blvd., NW, Suite 210
     Post Falls, Idaho 83854                                       Boca Raton, FL 33432
     Telephone:     (208) 457-9409                                 Telephone:  (561) 362-9595
     Facsimile:  (208) 457-9509                                    Facsimile:  (561) 362-9595
     E-Mail:  NikkiN@lifestreamtech.com                            E-Mail:  steve@swblaw.net
     Attention:  Nikki Nessan                                      Attention:  Steven I. Weinberger, Esq.
If to RAB:                                                   With a copy to:

     RAB Special Situations LP                                     Katten Muchin Zavis Rosenman
     c/o RAB Capital plc                                           525 West Monroe Street
     1 Adam Street                                                 Chicago, Illinois  60661-3693
     London                                                        Telephone:  (312) 902-5587
     WC2N 6LE                                                      Facsimile:  (312) 577-4571
     United Kingdom                                                E-Mail:  milton.buckingham@kmzr.com
     Telephone:  44 (0)20 7389 7000                                Attention:  Milton K. Buckingham, Esq.
     Facsimile:  44 (0)20 7389 7050
     E-Mail:  jj@rabcap.com
     Attention:   Joseph Jayaraj

         Any party may modify its notice information by written notice given to each other party no less than five days prior to the effectiveness of such change. Written confirmation of receipt: (A) given by the recipient of such notice, consent, waiver or other communications; (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission; or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights without the prior written consent of RAB. RAB may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release RAB from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption. Notwithstanding anything to the contrary contained in the Transaction Documents, RAB shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan secured by such Securities.

                  h. Survival. Unless this Agreement is terminated under Section 8(j), the representations and warranties of the Company and RAB contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 8, and the indemnification provisions set forth in Section 7, shall survive the Closing. RAB shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. Termination. In the event that the Closing shall not have occurred on or before two (2) Business Days from the date hereof due to the Company's or RAB's failure to satisfy one or more of the conditions set forth in Sections 5 and 6 above and the non-breaching party's failure to waive such unsatisfied condition(s), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

                  k. Placement Agent or Exchange Agent. The Company acknowledges that it has not engaged a placement agent or exchange agent in connection with the transactions contemplated by this Agreement. The Company shall be responsible for the payment of any placement agent's fees, exchange agent fees or brokers' commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold RAB harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out of pocket expenses) arising in connection with any such claim.

l. Remedies. RAB and each holder of the Amended Note and the Securities shall ihave all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                                   * * * * * *

         IN WITNESS WHEREOF, RAB and the Company have caused this Agreement to be duly executed as of the date first written above.

COMPANY:                                                     RAB:
LIFESTREAM TECHNOLOGIES, INC.                                RAB SPECIAL SITUATIONS LP

                                                             By:  RAB Partners Limited, its General Partner


By:                                                          By:
    -------------------------------------------------           -----------------------------------------
Name:                                                        Name:
     ------------------------------------------------             ---------------------------------------
Title:                                                       Its:
      -----------------------------------------------             ---------------------------------------

                                   SCHEDULE A
                                   ----------

                                  INDEBTEDNESS

Financial statements from Form 10Q-SB for the quarter ended September 30, 2004.

                                   SCHEDULE B
                                   ----------

                      INDEBTEDNESS AS OF NOVEMBER 12, 2004

CURRENT OUTSTANDING CAPITAL LEASES FOR PERSONAL PROPERTY:

          LEASE INFORMATION                         AMOUNT OUTSTANDING      LEASE DESCRIPTION
          -----------------                         ------------------      -----------------
1)        DELL FINANCIAL SERVICES                    $6,303.97              9 Dell Computers and components
          P.O. Box 5292
          Carol Stream, IL 60197-5292
          Acct. # 001-1006955-002
          877-663-3355

2)        GE CAPITAL (PHONE LEASE)                   $13,868.34             Phone system upgrade
          P.O. Box 31001-0270
          Pasadena, CA 91110-0270
          Acct. # 6705338-004
          800-633-3980

3)        AMERICAN EXPRESS                           $1,490.71              Cisco Networking Equipment
          BUSINESS FINANCE
          P.O. Box 660631
          Dallas, TX 75266-0631
          Acct. # 373563
          800-690-2225

4)        WELLS FARGO FINANCIAL LEASING              $7,899.07              IBM network Servers (portion of them)
          P.O. Box 98789
          Las Vegas, NV 89193-8789
          Acct. # 42411388-1
          800-221-5585

5)        GE CAPITAL LEASE                           $3,054.23              IBM network Servers (portion of them)
          P.O. Box 31001-0497
          Pasadena, CA 91110-0497
          Acct. # 9050255-001
          800-821-3922

                                   SCHEDULE C
                                   ----------


                      INDEBTEDNESS AS OF NOVEMBER 12, 2004

CURRENT OUTSTANDING CAPITAL LEASES FOR PERSONAL PROPERTY:

          LEASE INFORMATION                         AMOUNT OUTSTANDING      LEASE DESCRIPTION
          -----------------                         ------------------      -----------------
1)        DELL FINANCIAL SERVICES                    $6,303.97              9 Dell Computers and components
          P.O. Box 5292
          Carol Stream, IL 60197-5292
          Acct. # 001-1006955-002
          877-663-3355

2)        GE CAPITAL (PHONE LEASE)                   $13,868.34             Phone system upgrade
          P.O. Box 31001-0270
          Pasadena, CA 91110-0270
          Acct. # 6705338-004
          800-633-3980

3)        AMERICAN EXPRESS                           $1,490.71              Cisco Networking Equipment
          BUSINESS FINANCE
          P.O. Box 660631
          Dallas, TX 75266-0631
          Acct. # 373563
          800-690-2225

4)        WELLS FARGO FINANCIAL LEASING              $7,899.07              IBM network Servers (portion of them)
          P.O. Box 98789
          Las Vegas, NV 89193-8789
          Acct. # 42411388-1
          800-221-5585

5)        GE CAPITAL LEASE                           $3,054.23              IBM network Servers (portion of them)
          P.O. Box 31001-0497
          Pasadena, CA 91110-0497
          Acct. # 9050255-001
          800-821-3922
